Exhbit 99.1

China Intelligence Information Systems Engages Friedman LLP as Independent Registered Accountants

JINAN, China, November 17, 2011 -- China Intelligence Information Systems, Inc. (“China Intelligence”, “The Company”) (PINK: IICN), who offers virtualization technology application and cloud computing products in the People’s Republic of China, today announced that the Company has engaged Friedman LLP (“Friedman”), as the Company's independent registered accounting firm. The decision to change accountants was approved by China Intelligence’s Audit Committee and Board of Directors.

During the past two fiscal years ending December 31, 2010 and 2009, and in the subsequent interim period through November 10, 2011, there were no disagreements between China Intelligence and its former independent accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Friedman will review the Company’s  quarterly filings as of March 31, June 30 and September 30 of 2011, and prepare the audit and filing of the Form 10-K with the Securities and Exchange Commission for the fiscal year ending December 31, 2011. Friedman will also reaudit the financial statements as of December 31, 2010.

The Company has identified two issues regarding the financial statements for the years ended December 31, 2010 and December 31, 2009 and the quarterly reports for the calendar quarters during 2009 and 2010 and for the periods ended March 31, 2011 (the “Prior Periods”). The Company determined that an error has occurred and is evaluating the financial impact to the financial statements.  The issues relate to non–cash adjustments. These issues are:

1.
Accounting for the Company’s investment in 2010 in Shandong Yinquan Investment Holding Limited, a variable interest entity, in which in August 2010 the company invested approximately $1.9 million and which had limited operations in the Prior Periods.

2.	The financial statement impact as a result of the revaluation of the convertible debt and common stock purchase warrants, which were cancelled and redeemed in 2010.

The Company concluded that as a result of the accounting for the Company’s investment in the variable interest entity, the financial statements for the quarter ended September 30, 2010, the fiscal year ended December 31, 2010, and the quarter ended March 31, 2011 should not be relied upon.   The Company concluded that as a result of the revaluation of the convertible debt and common stock that the financial statements for the 2009 and 2010 fiscal years should not be relied upon.

Mr. Kunwu Li, President and Chief Executive Officer of China Intelligence, stated, "The Company is pleased to announce the appointment of Friedman as the Company's new accounting firm.  Friedman is one of the premier accounting firms in the United States and has extensive knowledge and experience working with China-based, U.S. publicly listed companies. We will give our full support to Friedman to resolve the above issues and accomplish auditing and filing of our financial statements so that we may regain compliance as a fully reporting public company. Our engagement of Friedman is in line with our commitment to provide the highest level of financial integrity, transparency and strong corporate governance for our shareholders.”

About China Intelligence Information Systems, Inc.
China Intelligence Information Systems, Inc. (CIISI) offers virtualization technology application and cloud computing products in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd and Beijing PowerUnique Technologies, Co., Ltd. Through the two subsidiaries, CIIS is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its integrated virtualization solutions and services in China and at this time is in the testing stages of other Information technology products. More information can be found www.ciisi.com.

Safe Harbor Statement
Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.
CIISI Investor Contacts:

Company Contact:
Michelle Wong
Phone:+86-531-5558-5742
Email: michellewong@yinquan.cn

Investor Contact:
Alliance Advisors, LLC
Alan Sheinwald, Founder &President
Email: ASheinwald@AllianceAdvisors.net
Tel:    +1-914-669-0222
www.AllianceAdvisors.net